5.1 PLEDGE AGR

Drawn & Prepared by:

Lex Caribbean

Worthing Corporate Center

Worthing

Christ Church

Barbados

“CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS, WHICH ARE IDENTIFIED BY ***.”

BARBADOS

STAMPED TO SECURE US$2,500,000

THIS CHARGE is dated  as of the                 day of                       2007

and made BY:

(1)

INNEXUS BIOTECHNOLOGY INC., a corporation incorporated under the laws of British Columbia, Canada (the “Chargor”) and

(2)

RP DYNAMIC CROSS LINKING LP., an ************************** organized under the laws of **********************   and having an office at

                    **************************************************************** ******* (hereinafter called the “Secured Party”)

WHEREAS:

 (1)

By an agreement dated the                           day of April, 2007 (the “License Agreement”) and made between the Secured Party, InNexus Bioscience (Barbados) Inc. (the “Licensee”) and Innexus Biotechnology International Limited (the “Licensor”), the Licensor granted to the Licensee an exclusive ******************************** ******************************** license or sublicense (as the case may be), with ************************************************* in and to all of its right, title and interest under the Licensed Patents, Licensed Know-How and Licensed Regulatory Exclusivity Periods, in the Field (the “License”).

(2)

By a Royalty Agreement (the “Royalty Agreement”) and a Purchase Agreement dated the day of April, 2007 and made between the Licensee and the Secured Party (the “Licensee Agreements”) the Secured Party agreed to *************************** ************************************************************************************************************************************************************************************************************************

(3)

Under the terms of the License Agreement the Licensor *********************** *********************************************************************************************************************************************************************************************************************************************

(4)

For the purpose of securing their respective obligations under the Licensee Agreements and the License Agreement the Licensee and the Licensor respectively agreed to ****** ***********************************

(5)

As a condition to the Secured Party entering into the Licensee Agreements, the Chargor, as the parent company of the Licensor and the Licensee, entered into an agreement (the “Parent Agreement”) dated the          day of    2007 with the Secured Party and the Licensee by which the Chargor gave certain assurances and guarantees to the Secured Party regarding the performance by the Licensor and the Licensee of their respective obligations under the Transaction Documents (as that term is hereinafter defined); and to secure the performance and discharge of its obligations under the Parent Agreement, the Chargor agreed to grant to the Secured Party a charge over all the shares that it holds in the capital of the Licensee upon the terms and subject to the conditions hereinafter appearing.

WITNESSES as follows:

Definitions and Interpretation

1.1

In this Charge unless the context otherwise requires:

“Charged Property” means the property and rights of the Chargor which are the subject of the security created or purported to be created by this Charge.

 “Derivative Assets” means all stocks shares warrants or other securities rights stock dividends interest or other property whether of a capital or income nature accruing offered issued or deriving at any time by way of stock dividend bonus redemption exchange purchase substitution conversion consolidation subdivision preference option or otherwise attributable to any of the Shares and Securities or any Derivative Assets previously described but does not include cash dividends.

 “Encumbrance” means any mortgage charge pledge lien assignment hypothecation security interest title retention preferential right or trust arrangement or other security arrangement or agreement or any right conferring a priority of payment.

“Interest Rate” means the rate of interest set forth in Section 2.7 of the Royalty Agreement.

“Rejection Event” bears the same meaning as in the Royalty Agreement.

“Secured Liabilities” means all monies obligations and liabilities whatsoever whether for principal interest or otherwise in whatever currency which may now or at any time in the future be due owing or incurred by the Chargor to the Secured Party in any manner whatsoever (whether alone or jointly and in whatever style name or form and whether as principal or surety), including without limitation any obligation arising under or in respect of the guarantee given by the Chargor of the performance by the Licensor and the Licensee of their respective obligations under the Transaction Documents together with interest to date of payment at the rate set forth in Section 2.7 of the Royalty Agreement (the “Interest Rate”) to date of payment at such rates and upon such terms as may from time to time be agreed or in the absence of agreement at such rate or rates as may be specified in, or prescribed by the Secured Party pursuant to the Licensee Agreements and all commission fees and other charges and all legal and other costs charges and expenses incurred by the Secured Party in relation to the creation or enforcement of this security or the assets hereby charged on a full indemnity basis.  A reference in this deed to “Secured Liabilities” shall be deemed to include a reference to any part thereof.

“Shares and Securities” means all shares stocks and other securities listed in Schedule 1:

 (i)

for which the share certificates or other documents of title have been deposited by the Chargor with the Secured Party; or

(ii)

for which the share certificates or other documents of title have been deposited by the Chargor with the Secured Party or its agents or nominees or are held to the order of the Secured Party; or

(iii)

for which the share certificates or other documents of title are now held by the Secured Party or its agents for the account of the Chargor; or

(iv)

represented by any share certificates or other documents of title from time to time in the future deposited by the Chargor with the Secured Party or its agents or nominees or held to the order of the Secured Party or belonging to the Chargor and received by the Secured Party or its agents or nominees after the execution of this Charge in each case whether held in Barbados or elsewhere and irrespective of whether in any such case the deposit was made or the certificates or other documents were received by the Secured Party or its agents or nominees for the purposes of creating security, safe custody, collection or otherwise.

“Transaction Documents” has the meaning attributed to it in the Parent Agreement.

1.3

References to Clauses and Schedules are to the clauses and schedules to this Charge.

1.4

Clause headings are inserted for ease of reference only and are not to affect the interpretation of this Charge.

1.5

Except to the extent the context otherwise requires any reference in this document to 'this Charge' and any other document referred to in it includes any document expressed to be supplemental to or collateral with or which is entered into pursuant to or in accordance herewith or therewith and shall be deemed to include any instruments amending varying supplementing novating or replacing the terms of any such documents from time to time.

1.6

References to a person are to be construed to include corporations firms companies partnerships individuals associations states and administrative and governmental and other entities whether or not a separate legal entity.

1.7

References to any person are to be construed to include references to that person's successors transferees and assigns whether direct or indirect.

1.8

References to any statutory provision are to be construed as reference to that statutory provision as amended supplemented re-enacted or replaced from time to time (whether before or after the date of this Charge) and are to include any orders regulations instruments or other subordinated legislation made under or deriving validity from that statutory provision.

1.9

The words 'other' and 'otherwise' are not to be construed ejusdem generis with any foregoing words where a wider construction is possible.

1.10

The words 'including' and 'in particular' are to be construed as being by way of illustration or emphasis only and are not to be construed as, nor shall they take effect as, limiting the generality of any foregoing words.

Charge

2.1

The Chargor (with the intent that the security so constituted shall extend to all beneficial interests of the Chargor in the Charged Property and to any proceeds of sale or other realisation of the Charged Property or any part of it) and as continuing security for the payment and discharge of the Secured Liabilities Charges the Shares and Securities and the Derivative Assets to the Secured Party.

Deposit of Title Documents and Further Assurance

3.1

The Chargor shall on the execution of this Charge deposit with the Secured Party all share certificates or other documents of title to or representing the Charged Property together with such duly executed transfers or assignments with the name of the transferee, date and consideration left blank and other consents or waivers as the Secured Party may reasonably require to enable the Secured Party to vest the same in itself or its nominees.

3.2

The Chargor shall upon the accrual offer issue or receipt of any Derivative Assets deliver or pay to the Secured Party or procure the delivery or payment to the Secured Party of all such Derivative Assets or the share certificates or other documents of title to or representing them together with such duly executed transfers or assignments in favour of the Secured Party or its nominees as the Secured Party may require to perfect the title of the Secured Party to all or any of the Derivative Assets to the intent that the Secured Party may at any time without notice present them for registration.

3.3

For so long as the Chargor is not in default under the terms of the Parent Agreement the Secured Party will not be entitled to receive cash dividends interest and other income deriving from or in respect of the Charged Property.

3.4

 Without prejudice to anything else contained in this Charge the Chargor shall at any time at the request of the Secured Party but at the cost of the Chargor promptly sign seal execute deliver and do all deeds instruments transfers renunciations proxies notices documents acts and things in such form as the Secured Party may from time to time reasonably require for creating perfecting or protecting the security over the Charged Property or any part of it or for facilitating its realisation.

3.5

The Secured Party, at any time and from time to time, may delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Secured Party under this Charge in relation to the Charged Property.  Any such delegation may be made upon such terms and subject to such regulations as the Secured Party may think fit.  The Secured Party shall give written notice to the Chargor of any delegation made pursuant to this clause 3.5 in accordance with clause 12 hereof.

3.6

Neither the Secured Party nor its agents, managers, officers, employees, delegates and advisers will be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions under this Charge in the absence of gross negligence or willful misconduct.

3.7

Upon notice of a Rejection Event and during the continuance of a Rejection Event  the Secured Party shall have the right, at any time in its discretion and without notice to the Chargor to transfer to or to register in the name of the Secured Party or any of its nominees any or all of the Charged Property.  In addition, the Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Charged Property for certificates or instruments of smaller or larger denominations.

3.8

All or other of the powers, authorities and discretions which are conferred by this Charge (either expressly or impliedly) upon a Receiver of the Charged Property may be exercised after the security created by this Charge becomes enforceable by the Secured Party in relation to the Charged Property without first appointing a Receiver or notwithstanding the appointment of a Receiver.

 Representations Warranties and Covenants by the Chargor

4.1

The Chargor represents and warrants to the Secured Party and undertakes that:

 (a)

the Chargor is and will be the sole absolute and beneficial owner and the registered holder of all of the Charged Property free from Encumbrances and will not create or attempt to create or permit to arise or subsist any Encumbrance (other than this Charge) on or over the Charged Property;

 (b)

the Chargor has not sold or otherwise disposed of or agreed to sell or otherwise dispose of or granted or agreed to grant any option in respect of all or any of its right title and interest in and to the Charged Property or any part of it and will not do any of the foregoing at any time during the subsistence of this Charge;

 (c)

the Shares and Securities are and will at all times be fully paid and there are and will be no monies or liabilities outstanding in respect of any of the Charged Property;

 (d)

the Charged Property has been and will at all times be duly authorised and validly issued and is and will at all times be free from any restriction on transfer or rights of pre-emption;

 (e)

the Chargor has and will at all times have the necessary power to enter into and perform its obligations under this Charge;

 (f)

this Charge constitutes the legal valid binding and enforceable obligations of the Chargor and is a security over all and every part of the Charged Property effective in accordance with its terms;

 (g)

this Charge does not and will not conflict with or result in any breach or constitute a default under any agreement instrument or obligation to which the Chargor is a party or by which it is bound;

 (h)

all necessary authorisations and consents to enable or entitle it to enter into this Charge have been obtained and will remain in full force and effect at all times during the subsistence of the security constituted by this Charge; and

 (i)

the Chargor will use its best endeavours to procure due compliance with its obligations in this Charge by all nominees in whose name or names any Charged Property is registered or holding any certificates or other documents of title relating to any Charged Property.

4.2

The Chargor undertakes to the Secured Party to provide a copy of any report accounts circular or notice received in respect of or in connection with any of the Charged Property to the Secured Party forthwith upon the receipt by the Chargor.

4.3

The Chargor shall promptly pay all calls or other payments due and will discharge all other obligations in respect of any part of the Charged Property and if the Chargor fails to fulfill any such obligations the Secured Party may, but shall not be obliged to, make such payments on behalf of the Chargor in which event any sums so paid shall be reimbursed on demand by the Chargor to the Secured Party together with interest thereon until repayment whether before or after judgment.

4.4

The Chargor shall indemnify the Secured Party on a full indemnity basis against calls or other payments relating to the Charged Property and any defect in the Chargor's title to the Charged Property and against all actions proceedings losses costs claims and demands suffered or incurred in respect of anything done or omitted in any way relating to the Charged Property or in the exercise or purported exercise of the powers contained in this Charge by the Secured Party.

4.5

The Chargor shall not do or cause or permit anything to be done which may adversely affect the security created or purported to be created by this Charge or which is a variation or abrogation of the rights attaching to or conferred by all or any part of the Charged Property without the prior written consent of the Secured Party and shall take such action as the Secured Party may in its discretion direct in relation to any proposed compromise arrangement reorganisation conversion repayment offer or scheme of arrangement affecting all or any part of the Charged Property.

Rights of the Secured Party

5.1

The Secured Party may at its discretion (in the name of the Chargor after a demand for payment by the Secured Party under the Parent Agreement and without any consent or authority on the part of the Chargor) exercise the following rights and powers in respect of the Charged Property:

a)

any voting rights and any powers or rights which may be exercised by the person or persons in whose name or names the Charged Property is registered; and

b)

all the powers given to trustees by the Trustee Act, Cap. 250 in respect of securities or property subject to a trust.

5.2

Following default in payment by the Chargor under the Parent Agreement all dividends interest and other income forming part of the Charged Property shall, unless otherwise agreed between the Secured Party and the Chargor, be paid without any set-off or deduction whatsoever to a suspense account and retained by the Secured Party until applied as hereinafter provided as part of the Charged Property and any such monies which may be received by the Chargor shall pending such payment be held in trust for the Secured Party.

5.3

The powers conferred on the Secured Party by this Charge are solely to protect its interests in the Charged Property and shall not impose any duty on it to exercise any such powers. The Secured Party shall not have any duty as to any Charged Property and shall incur no liability for:

 a)

ascertaining or taking action in respect of any calls installments conversions exchanges maturities tenders or other matters in relation to any Charged Property or the nature or sufficiency of any payment whether or not the Secured Party has or is deemed to have knowledge of such matters; or

 b)

taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Charged Property.

5.4

The Secured Party shall not be liable to account as mortgagee in possession in respect of all or any of the Charged Property and shall not be liable for any loss upon realisation or for any failure to present any interest coupon or any bond or stock drawn for repayment or for any failure to pay any call or installment or to accept any offer or to notify the Chargor of any such matter or for any failure to ensure that the correct amounts (if any) are paid or received in respect of the Charged Property or for any negligence or default by its nominees or agents or for any other loss of any nature whatsoever in connection with the Charged Property.

5.5

The amount to be secured by this Charge shall be unlimited. This Charge shall be stamped in the first instance with stamp duty covering an aggregate indebtedness of the amount stated in Schedule 2, and the Chargor hereby agrees that the Secured Party shall be and is hereby empowered at any time or times hereafter (without further licence of consent of the Chargor) to affix additional stamp duty hereon covering any sum or sums by which the Secured Liabilities may exceed the said sum, it being the intent of these presents that until its discharge in writing by the Secured Party, any charge hereby created shall be a continuing security for payment and discharge of the Secured Liabilities.  All legal costs, charges and expenses incurred by the Secured Party in connection with such increase of stamp duty shall be deemed to be properly incurred by the Secured Party and shall be repaid by the Chargor to the Secured Party on demand, and unless repaid shall carry interest at the Interest Rate from the date of demand, and until payment shall be a charge on the Charged Property.

Enforcement

6.1

After occurrence of a Rejection Event then the security constituted by this Charge shall become immediately enforceable and the power of sale and other powers conferred by the Property Act, Cap. 236 as varied or extended by this Charge shall become immediately exercisable without the restrictions contained in Section 111 of the Property Act as to the giving of notice or otherwise.

Power of Sale

7.1

At any time after the security constituted by this Charge has become enforceable the Secured Party may without further notice to the Chargor exercise the power to sell or otherwise dispose of the whole or any part of the Charged Property, in such manner and on such terms and for such consideration (whether payable immediately or by installments) as the Secured Party shall think fit and without liability for loss whatsoever, and may (without prejudice to any right which it may have under any other provision of this Charge) treat such part of the Charged Property as consists of money as if it were the proceeds of such a sale or other disposal. The Secured Party shall after the payment of any claims having priority to the security created by this Charge apply the proceeds without prejudice to the right of the Secured Party to recover any shortfall from the Chargor in paying the costs of sale or other disposal and in or towards the discharge of the Secured Liabilities in such order as the Secured Party in its absolute discretion thinks fit and the surplus (if any) of such proceeds shall be paid to the person or persons entitled to it.

Protection of Third Parties

8.1

No purchaser mortgagee or other person dealing with the Secured Party shall be concerned to enquire whether the Secured Liabilities have become payable or whether any power which it is purporting to exercise has become exercisable or whether any money is due under this Charge or as to the application of any money paid raised or borrowed or as to the propriety or regularity of any sale by or other dealing with the Secured Party. All the protection to purchasers contained in the Property Act Cap. 236 shall apply to any person purchasing from or dealing with the Secured Party as if the Secured Liabilities had become due and the statutory powers of sale in relation to the Charged Property had arisen on the date of this Charge.

Power of Attorney

9.1

The Chargor by way of security irrevocably appoints the Secured Party to be the attorney of the Chargor (with full powers of substitution and delegation) for the Chargor and in his name or otherwise and on his behalf and as his act and deed to sign seal execute deliver perfect and do all deeds instruments transfers renunciations proxies notices documents acts and things which the Chargor may or ought to do under the covenants and provisions contained in this Charge and generally in his name and on his behalf to exercise all or any of the powers authorities and discretions conferred by or pursuant to this Charge or by the Property Act Cap. 236 on the Secured Party and to execute and deliver and otherwise perfect any deed assurance agreement instrument or act which it may deem proper in the exercise of all or any of the powers authorities or discretions conferred on the Secured Party pursuant to this Charge.

9.2

The Chargor ratifies and confirms and agrees to ratify and confirm anything such attorney shall lawfully and properly do or purport to do by virtue of clause 9.1 and all money expended by any such attorney shall be deemed to be expenses incurred by the Secured Party under this Charge.

9.3

The Chargor undertakes to procure that all registered holders from time to time of any of the Charged Property shall forthwith grant the Secured Party a power of attorney on the terms set out in clause 10.1 in respect of such Charged Property.

Discharge of Security

10.1

The security constituted by this Charge shall be continuing and shall not be considered as satisfied or discharged by any intermediate payment or settlement of the whole or any part of the Secured Liabilities or any other matter or thing whatsoever including the insolvency bankruptcy or administration of the Chargor and shall be binding until all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full.

10.2

Upon the irrevocable payment or discharge in full of the Secured Liabilities whether by payment settlement set-off or otherwise the Secured Party will or will procure that its nominees will (as the case may be) at the request and cost of the Chargor retransfer to the Chargor all the Secured Party's right title and interest in or to the Charged Property free from this Charge.

Costs

11.1

The Chargor shall on demand and on a full indemnity basis pay to the Secured Party the amount of all reasonable costs and expenses and other liabilities (including reasonable legal and out-of-pocket expenses and any Value Added Tax on such costs and expenses) which the Secured Party incurs in connection with:

 a)

the preparation negotiation execution and delivery of this Charge;

 b)

any stamping or payment of stamp duty property transfer tax or registration fees of this Charge or of any transfer of the Charged Property pursuant hereto;

 c)

any actual or proposed amendment of or waiver or consent under or in connection with this Charge;

 d)

any discharge or release of this Charge;

 e)

the preservation or exercise (or attempted preservation or exercise) of any rights under or in connection with and the enforcement (or attempted  enforcement) of this Charge; or

 f)

dealing with or obtaining advice about any other matter or question arising out of or in connection with this Charge;

together with interest thereon at the Interest Rate until the date of payment by the Chargor whether before or after judgment.

Communications

12.1

All notices, demands, requests or other communications provided for under this Charge shall be in writing and may be delivered personally or by letter or facsimile transmission to the Chargor to his address specified at the head of this Charge or to the following numbers:

If to the Chargor:

RP Dynamic Cross Linking LP

*******************

******************

**********

*****************

Attention:     **************

Telecopy:     **************

with a required copy to:

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, MA  02109

Attention:

*****************

*****************.

Telecopy:

************

If to the Secured Party:

InNexus Biotechnology Inc.

13208 East Shea Blvd., Suite 200

The Mayo Clinic MCCRB Building

Scottsdale, Arizona  85259

Attention: Jeff Morhet

Telecopier: ***********

with a required copy to:

Leschert & Company

Law Corporation

Barristers & Solicitors

2760 – 200 Granville Street,

Vancouver, British Columbia

V6C 1S4

Attention:

Allen D. Leschert

Telecopy:

**************

or to such other address or facsimile number as may be notified in accordance with this Clause by the relevant party to the other party for such purpose.

12.2

Every notice demand or other communication shall be deemed to have been received (if sent by post) five business days after being posted and (if delivered personally or dispatched by telex subject to receiving the correct telex answerback or by facsimile transmission) at the time of delivery or dispatch if during normal business hours in the place of intended receipt on a working day in the place of intended receipt and otherwise at the opening of business in that place on the next succeeding such working day.

Currency Indemnity

13.1

If under any applicable law or regulation or pursuant to a judgment or order being made or registered against the Chargor or the bankruptcy of the Chargor or without limitation for any other reason any payment under or in connection with this Charge is made or falls to be satisfied in a currency (the 'payment currency') other than the currency in which such payment is expressed to be due under or in connection with this Charge (the 'contractual currency') then to the extent that the amount of such payment actually received by the Secured Party when converted into the contractual currency at the rate of exchange falls short of the amount due under or in connection with this Charge the Chargor as a separate and independent obligation shall indemnify and hold harmless the Secured Party against the amount of such shortfall. For the purposes of this Clause 'rate of exchange' means the rate at which the Secured Party is able on or about the date of such payment to purchase, in accordance with its normal practice, the contractual currency with the payment currency and shall take into account (and the Chargor shall be liable for) any premium and other costs of exchange including any taxes or duties incurred by reason of any such exchange.

Miscellaneous

14.1

No delay or omission on the part of the Secured Party in exercising any right or remedy under this Charge shall impair that right or remedy or operate as or be taken to be a waiver of it nor shall any single partial or defective exercise of any such right or remedy preclude any other or further exercise under this Charge or that or any other right or remedy.

14.2

The Secured Party's rights under this Charge are cumulative and not exclusive of any rights provided by law and may be exercised from time to time and as often as the Secured Party deems expedient.

14.3

Any waiver by the Secured Party of any terms of this Charge or any consent or approval given by the Secured Party under it shall only be effective if given in writing and then only for the purpose and upon the terms and conditions if any on which it is given.

14.4

The security constituted by this Charge shall be in addition to and shall not be prejudiced determined or affected by nor operate so as in any way to determine prejudice or affect any Encumbrance which the Secured Party may now or at any time in the future hold for or in respect of the Secured Liabilities or any part of them and shall not be prejudiced by time or indulgence granted to any person or any abstention by the Secured Party in perfecting   or enforcing any remedies securities guarantees or rights it may now or in the future have from or against the Chargor or any other person or any waiver release variation act omission forbearance unenforceability indulgence or invalidity of any such remedy security guarantee or right.

14.5

If at any time any one or more of the provisions of this Charge is or becomes illegal invalid or unenforceable in any respect under any law of any jurisdiction neither the legality validity or enforceability of the remaining provisions of this Charge nor the legality validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

14.6

Any statement certificate or determination of the Secured Party as to the Secured Liabilities or without limitation any other matter provided for in this Charge shall in the absence of manifest error be conclusive and binding on the Chargor.

Law and Jurisdiction

15.1

This Charge is governed by and shall be construed in accordance with the laws of Barbados.

15.2

The Chargor irrevocably agrees for the exclusive benefit of the Secured Party that the courts of Barbados shall have jurisdiction to hear and determine any suit action or proceeding and to settle any dispute which may arise out of or in connection with this Charge and for such purposes irrevocably submits to the jurisdiction of such courts.

15.3

Nothing contained in this Clause shall limit the right of the Secured Party to take proceedings against the Chargor in any other court of competent jurisdiction nor shall the taking of any such proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not (unless precluded by applicable law).

15.4

The Chargor irrevocably waives any objection which he may have now or in the future to the courts of Barbados being nominated for the purpose of this Clause on the ground of venue or otherwise and agrees not to claim that any such court is not a convenient or appropriate forum.

IN WITNESS whereof the Chargor has executed and delivered this Charge the day and year first before written.

SCHEDULE 1

NUMBER OF SHARES OR AMOUNT OF STOCK	DESCRIPTION OF STOCKS, SHARES, OR OTHER SECURITIES
100 Common Shares	Common Shares in the capital of InNexus Bioscience (Barbados) Inc.

SCHEDULE 2

Amount stamped to secure:

Two million five hundred thousand dollars currency of the United States of America (US$2,500,000.00)

(SIGNATURES APPEAR ON THE FOLLOWING PAGE)

(SIGNATURE PAGE – CHARGOR)

EXECUTED AS A DEED by INNEXUS BIOTECHNOLOGY INC. pursuant to a resolution of its Board in the presence of:	) ) ) )	~~Secretary~~

NOTARY

 I,                                                             of

a Notary Public in and for                                        do hereby CERTIFY that on the          day            of                          2007 personally appeared before me a male/female person who identified himself to be                       one of the directors/authorized signatories/officors  of INNEXUS BIOTECHNOLOGY INC. and the sigantory to the within written Share Charge Agreement and did in my presence sign the same as and for their voluntary act and deed.

IN TESTIMONY WHEREOF I have hereunto set and subscribed by name and affixed my seal of office this          day of                                      2007.

_______________________________________

NOTARY PUBLIC

(SIGNATURE PAGE – SECURED PARTY)

EXECUTED AS A DEED by RP DYNAMIC CROSS LINKING COMPANY LP. in the presence of:	) ) ) ) ) )	Authorized Signatory Authorized Signatory

NOTARY

I,                                                           of

a Notary Public in and for                                                                             do hereby CERTIFY that on the          day                                   of                         2007 personally appeared before me a male/ female person who identified himself/herself to be __________________________________ and  personally appeared before me a male/ female person who identified himself/herself to be __________________________________________ two of the authorized signatories  of RP DYNAMIC CROSS LINKING LP .. and the sigantories to the within written Share Charge Agreement and did in my presence sign the same as and for their voluntary act and deed.

IN TESTIMONY WHEREOF I have hereunto set and subscribed by name and affixed my seal of office this                               day of                                     2007.

_____________________________ __________

NOTARY PUBLIC